UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2014 (December 15, 2014)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{00392404. }

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2014, HPIL Holding (the “Company”) entered into an Amendment Agreement (the “Amendment”) with any accredited investor (“Investor”) amending a Stock Purchase Agreement (the “SPA”) entered into by the Company and Investor on June 12, 2014.

Pursuant to the SPA, the Company sold the Investor Fifty Thousand (50,000) shares of Convertible Preferred Stock Series 1 Class P-2 of the Seller (the “Shares”) for a total purchase price of Three Hundred Fifty Thousand Dollars ($350,000).  The Amendment adjusted the purchase price set forth in the SPA upward by the amount of Sixty-Six Thousand Dollars ($66,000), to a total purchase price of Four Hundred Sixteen Thousand Dollars ($416,000).  The Company and Investor will close the Amendment no later than December 18, 2014, by which time the Investor is required to pay to the Company Sixty-Six Thousand Dollars ($66,000).  No additional Shares were issued as a result of the Amendment.

The description of the SPA and Amendment above is qualified in its entirety by reference to the SPA, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 17, 2014, and by reference to the Amendment, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

            Reference is made to the disclosure set forth above under “Item 1.01” of this Current Report, which disclosure is incorporated herein by reference.

The transaction described above was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

            (d)  Exhibits

Exhibit                       Description

10.1                            Amendment Agreement entered into by and between Company and Investor on December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: December 16, 2014	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary